EXHIBIT 10.1
FORM OF
AMENDMENT NO. 1
TO THE
EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO THE EXECUTIVE EMPLOYMENT AGREEMENT (“Amendment No. 1”) is made and entered effective this 13th day of November, 2020 by and between cbdMD, Inc., a North Carolina corporation (the “Corporation”) and Martin A. Sumichrast, an individual (the “Executive”).

RECITALS

WHEREAS, the Executive is the Chairman of the Corporation’s Board of Directors and its co-Chief Executive Officer.

WHEREAS, the Corporation and the Executive are parties to that certain Executive Employment Agreement dated September 6, 2018 (the “Sumichrast Employment Agreement”).

WHEREAS, the parties desire to amend the Sumichrast Employment Agreement as herein after set forth.

NOW, THEREFORE, in consideration of the mutual agreements herein made, the Corporation and the Executive do hereby agree as follows:

1.           Recitals. The above recitals are true, correct, and are herein incorporated by reference.

2.           Base Salary.

(i)           Section 5a of the Sumichrast Employment Agreement is hereby deleted in its entirety and replaced with the following:

a.
Salary. The Executive shall be paid a base salary (“Base Salary”), payable in accordance with the Corporation's policies from time to time for senior executives, at an annual rate Three Hundred Thirty-five Thousand dollars ($335,000). The Base Salary thereafter may be increased, but not decreased, from time to time, by the Compensation Committee of the Board of Directors in connection with reviews of Executive’s performance, which such reviews shall occur no less frequently than annually.

(ii)           The foregoing increase in the Base Salary payable to the Executive shall be retroactively effective to the first day of the current payroll period of the Corporation.

3.
Award of Discretionary Bonus. The Executive is hereby awarded a discretionary bonus of Two Hundred Fifty Thousand dollars ($250,000), payable in January 2021, provided that (a) the Sumichrast Employment Agreement has not otherwise been terminated by either party for any reason, (b) the Corporation’s audited financial statements for the year ended September 30, 2020 shall have been completed and the Corporation’s independent registered public accounting firm shall have issued an unqualified opinion on such financial statements, and (c) the Corporation shall have timely filed its Annual Report on Form 10-K for the fiscal year ended September 30, 2020 (collectively, the “Bonus Conditions”). The determination of the satisfaction of the Bonus Conditions shall be made in writing by the Chairman of the Audit Committee of the Corporation’s Board of Directors.

4.
No Other Revisions. Except as set forth herein, all other terms and conditions of the Sumichrast Employment Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the day and date first above written.

Witness:	THE CORPORATION:

cbdMD, Inc.

By: T. Ronan Kennedy,
Chief Financial Officer

Witness:	THE EXECUTIVE

Martin A. Sumichrast